Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premium Income Municipal Fund, Inc.
33-22179, 811-05570

The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009, October 13, 2009 and additionally adjourned to November 24, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           31,632,255
                       6,060
   Against
             2,006,669
                          794
   Abstain
             1,068,825
                          170
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           31,751,167
                       6,077
   Against
             1,846,875
                          778
   Abstain
             1,109,707
                          169
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           31,325,311
                       6,334
   Against
             2,250,891
                          522
   Abstain
             1,131,547
                          168
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           31,156,062
                       6,082
   Against
             2,363,527
                          768
   Abstain
             1,188,160
                          174
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



To approve the elimination of the fundamental policy relating to commodities.


   For
           31,213,835
                       6,061
   Against
             2,290,077
                          792
   Abstain
             1,203,837
                          171
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



To approve the new fundamental policy
relating to commodities.


   For
           31,142,246
                       6,155
   Against
             2,290,457
                          776
   Abstain
             1,275,046
                            93
   Broker Non-Votes
           11,277,115
                       2,790
      Total
           45,984,864
                       9,814



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014939.